UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2005

BIG 5 SPORTING GOODS CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-49850	95-4388794
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 East El Segundo Boulevard, El Segundo California (Address of principal executive offices)	90245 (Zip Code)

Registrant’s telephone number, including area code: (310) 536-0611

N/A
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-99.1

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

     On June 1, 2005, Big 5 Sporting Goods Corporation (the “Company”) received an extension from the NASDAQ Listing Qualifications Panel (the “Panel”) until August 12, 2005 to file its Annual Report on Form 10-K for the fiscal year ended January 2, 2005 (the “Fiscal 2004 Form 10-K”) and its Quarterly Report on Form 10-Q for the fiscal quarter ended April 3, 2005 (the “first quarter Fiscal 2005 Form 10-Q”) and to continue the listing of the Company’s common stock on the NASDAQ National Market pending such filings. As previously announced, the Company is not in compliance with NASDAQ requirements for continued listing as a result of its failure to file with the Securities and Exchange Commission its Fiscal 2004 Form 10-K and its first quarter Fiscal 2005 Form 10-Q and its common stock is therefore subject to delisting from the NASDAQ National Market.

     The Company issued a press release on June 2, 2005 regarding these matters. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press release, dated June 2, 2005, issued by Big 5 Sporting Goods Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG 5 SPORTING GOODS CORPORATION

(Registrant)

Date: June 2, 2005

/s/ Charles P. Kirk

Charles P. Kirk
Senior Vice President and Chief Financial Officer